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EXHIBIT 99.1
                                                        Health Net, Inc.
                                                        21650 Oxnard Street
[HEALTH NET LOGO]                                       Woodland Hills, CA 91367
                                                        818.676.6000
                                                        800.291.6911
NEWS RELEASE                                            www.health.net


                        FHS Media Contact:        Lisa Haines
                                                  (818) 676-7912
                                                  lisa.j.haines@health.net

                        FHS Investor Contact:     David Olson
                                                  (818) 676-6978
                                                  david.w.olson@health.net


                    FHS CHANGES ITS NAME TO HEALTH NET, INC.
                          AND LAUNCHES A NATIONAL BRAND

                          A NEW NAME. A NEW DIRECTION.

             THE COMPANY NOW TRADES UNDER THE SYMBOL HNT ON THE NYSE


         LOS ANGELES, November 6, 2000 - Foundation Health Systems, Inc. (NYSE:FHS), one of the nation's largest managed health care companies, today announced that it has changed its name to Health Net, Inc. (NYSE:HNT) and is launching a new, national brand - Health Net-Registered Trademark-. The company also announced that, effective today, it will trade under the symbol HNT on the New York Stock Exchange.

         "Today is a new beginning for our company," said Jay Gellert, president and chief executive officer of Health Net, Inc. "We not only change our corporate name, we also begin the


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launch of a national brand that will allow us to speak with one voice to our members, providers, employer groups, stockholders and other constituents.

         "Over the next several years, we want to continue the good work our health plans are already doing and create a nationally-known brand and identity that is considered enterprising, collaborative, candid and reliable by all of our customers. We want to lead the health care market - and today's milestone marks another big step in this direction," added Gellert.

         Health Net, Inc. currently operates two health plans in the West under the Health Net name: Health Net of California, which has provided consumers with access to health care services for more than 20 years, and Health Net Oregon. Over the next 12 months, the company's other health plans, which include Intergroup of Arizona, PHS Health Plans, with operations in Connecticut, New Jersey, New York and Pennsylvania, will adopt the Health Net name.

         "We want to build on the Health Net brand and its equity in the marketplace, and offer consumers throughout the country access to innovative health care services and products under the Health Net banner," said Gellert.

         In addition to the new name, the company also unveiled a new logo that appeared today in several national newspapers and publications, including THE NEW YORK TIMES, THE WALL STREET JOURNAL and the LOS ANGELES TIMES.

         "Our new identity reflects our commitment to change the way we do business and the way in which we interact with our customers," said Gellert. "It also reinforces our focus on using technologies, such as the Internet, that will streamline health care processes, empower consumers and reduce administrative burdens for our members, doctors and hospitals."


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         Today's name and logo change apply only to the corporate entity. Other
Health Net, Inc. subsidiaries currently are not affected by this name change, including its health plans; the company's government contracts subsidiary, Foundation Health Federal Services; its pharmacy benefit management subsidiary, Integrated Pharmaceutical Services; and its behavioral health care company, MHN.

         The matters discussed in this release contain forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended, that involve risks and uncertainties. All statements other than statements of historical information provided herein may be deemed to be forward-looking statements. Without limiting the foregoing, the words "believes," "anticipates," "plans," "expects" and similar expressions are intended to identify forward-looking statements. Factors that could cause actual results to differ materially from those reflected in the forward-looking statements include, but are not limited to, the risks discussed in the "Risk Factors" and "Cautionary Statements" sections included within the Company's most recent Annual Report on Form 10-K filed with the SEC and the risks discussed in the Company's other filings with the SEC. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management's analysis, judgment, belief or expectation only as of the date hereof. The Company undertakes no obligation to publicly revise these forward-looking statements to reflect events or circumstances that arise after the date hereof.

         Health Net, Inc., formerly known as Foundation Health Systems, Inc. (NYSE:FHS), is one of the nation's largest publicly traded managed health care companies. Its mission is to enhance quality of life for its customers by offering products distinguished by their quality,


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service and affordability. The company's HMO, insured PPO and government contracts subsidiaries provide health benefits to approximately 5.3 million individuals in 16 states through group, individual, Medicare risk, Medicaid and TRICARE programs. Health Net's subsidiaries also offer managed health care products related to behavioral health, dental, vision and prescription drugs, and offer managed health care product coordination for multi-region employers and administrative services for medical groups and self-funded benefits programs.

         For more information on Health Net, Inc., please visit the company's Web site at www.health.net.

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